EXHIBIT 14(a)


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated July 13, 2001, relating to the financial statements and financial highlights of the Orbitex Group of Funds (the "Fund"), which appears in its April 30, 2001 Annual Report to Shareholders which is incorporated by reference in such N-14 Registration Statement. We also consent to the references to us under the headings "Comparison of the Funds - Independent Auditors" and "Experts" in such N-14 Registration Statement. We also consent to the incorporation by reference in the registration statement on Form N-1A of the Fund (the "N-1A Registration Statement") of our report dated June 19, 2000, relating to the financial statements and financial highlights of the Fund, which appears in its April 30, 2000 Annual Report to Shareholders which is incorporated by reference in such N-1A Registration Statement, which is incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the headings "Other Service Providers - Independent Accountants", "Financial Highlights" and "Independent Accountants" in the N-1A Registration Statement.

/s/ PricewaterhouseCoopers LLP


1177 Avenue of the Americas
New York, NY 10036
July 13, 2001